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                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW
                  60 STATE STREET, BOSTON, MASSACHUSETTS 02109
                        617-526-6000 . FAX 617-526-5000

                                                                  April 30, 2001
American Tower Corporation
116 Huntington Avenue
Boston, Massachusetts 02116

Ladies and Gentlemen:

   This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of the issuance and exchange of up to $1,000,000,000 aggregate principal amount of 9 3/8% Senior Notes Due 2009 (the "New Notes"), for a like principal amount of outstanding 9 3/8% Senior Notes Due 2009 (the "Old Notes") of American Tower Corporation, a Delaware corporation (the "Company"). The New Notes are to be issued pursuant to an indenture, dated as of January 31, 2001, between The Bank of New York, as Trustee, and the Company (the "Indenture"). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Registration Rights Agreement (as defined below).

   In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (i) the Restated Certificate of Incorporation of the Company, as amended; (ii) the By-laws of the Company, as amended; (iii) resolutions adopted by the Board of Directors of the Company on January 16, 2001 and January 24, 2001 and by the Executive Committee of the Board of Directors of the Company on January 24, 2001; (iv) the Registration Statement; (v) the Registration Rights Agreement, dated January 31, 2001, between the Company and the initial purchasers referred to therein (the "Registration Rights Agreement"); and (vi) the Indenture.

   In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the authenticity of all documents submitted to us as originals, the conformity to all original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents.

   We assume that appropriate action will be taken prior to the issuance of the New Notes under the Registration Statement to register and qualify the New Notes for sale under all applicable state securities or "blue sky" laws.

   We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

   Based upon and subject to the foregoing, we are of the opinion that when the New Notes have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered against receipt of the Old Notes surrendered in exchange therefor upon completion of the Registered Exchange Offer, the New Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

   The opinion set forth above is subject, as to enforcement, to (i)
bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general equitable principles.
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   It is understood that this opinion is to be used only in connection with the issuance of the New Notes while the Registration Statement is in effect.

   Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based only upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

   We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                        Very truly yours,

                                        /s/ Hale and Dorr LLP

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